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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 17, 2003


                              TWO WAY TV (US), INC.
             (Exact name of registrant as specified in its charter)

                                     0-49610
                            (Commission File Number)

         DELAWARE                                        94-3349099
         (State or other jurisdiction of                 (I.R.S. Employer
          incorporation)                                  Identification No.)


               1100 GLENDON AVE, SUITE 2100, LOS ANGELES, CA 90024
            (Address of principal executive offices, with zip code)

                                 (310) 364-4545
              (Registrant's telephone number, including area code)

           6300 WILSHIRE BOULEVARD, SUITE 1750, LOS ANGELES, CA 90048 (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Two Way TV (US), Inc. (Two Way TV) has reached agreement to borrow an aggregate of $332,500 from certain of its existing note holders: Industricorp & Co., Inc. FBO Twin City Carpenters Pension Fund; Pamela L. Brown Trustee FBO Pamela L. Brown; Ellis Family Limited Partnership; Sandra J. Hale; USB Piper Jaffray as Custodian FBO Mark Halsten IRA, William R. Kennedy IRA #1 and IRA #2, Harold Roitenberg IRA, Gary B. Davis IRA, and James H. Lehr IRA; E. Robert Kinney; Margaret Velie Kinney; MB Partnership; Perkins Foundation; Perkins & Partners, Inc. Profit Sharing Plan; Perkins Capital Management, Inc. Profit Sharing Plan; Richard W. Perkins Trustee FBO Richard W. Perkins Trust; Pyramid Partners, L.P.; Richard W. Perkins Trustee FBO Dana L. Rocheford; Edward E. Strickland; Strickland Family Limited Partnership; John F. Rooney; Christopher T. Dahl; Devron H. Char; Elliot A. and Jean E. Cobb, JT; M. Elizabeth Cramer; H. Leigh Severance; H. L. Severance, Inc. Profit Sharing Plan & Trust; and James F. Lyons. The new funds have been loaned pursuant to a series of one-year, secured, amended and restated convertible promissory notes dated December 31, 2002, that bear interest at the rate of 10% per annum (Notes). The Notes restate and amend the previously existing debt held by the note holders, and are convertible into shares of common stock of Two Way TV at the option of the note holders any time prior to repayment at the rate of $0.05 per share for the new debt and $0.50 per share for the pre-existing debt. Two Way TV entered into a Patent, Trademark and License Security Agreement (Security Agreement) with these note holders as of December 31, 2002, securing the new funds, plus $997,500 of pre-existing debt to those note holders, for an aggregate amount of secured debt equal to $1,330,000. Two Way TV's intellectual property portfolio is subject to the Security Agreement, which was delivered to the note holders on or about February 17, 2003. Richard Perkins, one of our directors, is also a note holder in various capacities, and further, is an officer of Perkins Capital Management, Inc., which presently holds 6.8% of our outstanding stock, the Perkins Foundation and Perkins & Partners, Inc., each of which are note holders now secured by the above referenced Security Agreement, a copy of which is attached hereto as
Exhibit 4.1 and incorporated herein by reference. Further, another note holder, Pyramid Partners, L.P., is a client of Perkins Capital Management, Inc.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         The Company reached a settlement with National Datacast, Inc. (NDI) regarding NDI's claims against Two Way TV, and on Friday, February 7, 2003, the Bankruptcy Court for the Northern District of California (Case No. 98-34055-DM-11) entered an Order authorizing disbursement of funds from the Reserve Account in accordance with the settlement. The District Court had previously reversed the Bankruptcy Court's award of lost profits in favor of NDI and remanded the case to the Bankruptcy Court for further findings of fact and determinations. NDI appealed this ruling to the Ninth Circuit Court of Appeals, and the parties then voluntarily entered into mediation, resulting in a settlement of all pending claims. In accordance with the settlement, NDI will remove $4,300,000 from the Reserve Account (less any prior payment by Two Way TV pursuant to a recent Bankruptcy Court order otherwise unrelated to the settlement), leaving a balance of $1,387,388.70 in the Reserve Account. Under an agreement entered into in 2001 between Two Way TV's predecessor in interest, Interactive Network, Inc. (INN) and the law firm of Morrison & Foerster LLP (M&F), dealing with amounts owed to M&F for services rendered to INN in connection with the bankruptcy proceedings and other matters, M&F was to receive $1,250,000 of the balance in the Reserve Account, and share the remainder equally with Two Way TV. The Company reached a new agreement with M&F whereby M&F agreed to receive the reduced amount of $693,694.35 (or 50%) from the cash balance in the Reserve Account as part of a restructuring of debt with M&F. The remaining balance from the Reserve Account in the amount of $693,694.35 was then made available for Two Way TV's working capital needs as of February 10, 2003. Settlement of the NDI claim resolves all remaining claims in Two Way TV's bankruptcy proceedings, and Two Way TV anticipates that the bankruptcy will be concluded as a matter of course within the next month or so.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

         Exhibit
         Number                      Description
         ------                      -----------

           4.1 Patent, Trademark and License Security Agreement dated as of December 31, 2002, by and between the Registrant and the parties thereto.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TWO WAY TV (US), INC.



Date:  February 21, 2003                 By:   /s/ Bruce W. Bauer
                                               ---------------------------------
                                               Bruce W. Bauer
                                               Chief Executive Officer and Chief
                                               Financial Officer

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